Exhibit 99.1

Patents Owned or Licensed by MedImmune, Inc.

Product/ Project	US Patent No.	Subject Matter	Expiration Date
E. coli	4,795,803	Adhesin antigens	1/3/2006
	5,804,198	Adhesin vaccines	9/8/2015
	6,291,649	Anti-adhesin antibodies	3/2/2005
	6,500,434	Chaperone and Adhesin Proteins: Vaccines, Diagnostic and Methods for Treating Infections	4/23/2019
	6,737,063	FimH adhesin proteins and methods of use	7/6/2021
Vitaxin	5,753,230	Use of antibodies anti-avb3 antibodies to inhibit angiogenesis in tumors and inflamed tissue	5/19/2015
	6,590,079	Anti-αvβ3 recombinant human antibodies, nucleic acids encoding same	1/30/2017
	6,531,580	Anti-αvβ3 recombinant human antibodies, nucleic acids encoding same	6/24/2019
	6,596,850	Anti-αvβ3 recombinant human antibodies, nucleic acids encoding same	1/30/2018
MEDI-507	5,730,979	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses	3/24/2015
	5,951,983	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses	9/14/2016
	5,817,311	Use of anti-CD2 antibodies in treating T-cell mediated immune responses	10/6/2015
	6,849,258	Anti-CD2 antibodies and their use in treating T-cell mediated immune responses	7/18/2017
HPV	6,261,765	Disassembly/reassembly of Papillomavirus Virus Like Particles	9/5/2017
	6,165,471	HPV capsomeres with reduced assembly capacity	7/2/2018
	6,153,201	Oral Immunization with Papillomavirus Virus Like Particles	3/9/2013
	6,416,945	Disassembly/reassembly of Papillomavirus Virus Like Particles	9/5/2017
RSV	5,824,307	Synagis® & other anti-RSV antibodies and their use in treating or preventing RSV infection	10/20/2015
	5,582,827	Immunoglobulin from plasma for treatment of RSV	12/10/2013
	4,800,078	Treatment of respiratory disease caused by RSV using human gamma globulin	1/24/2006
	5,412,077	Effective Antibody Titers Against Respiratory Viruses	8/4/2020

	6,565,849	Methods of Enhancing Activity of Vaccines and Vaccine Compositions	3/02/2021
	6,818,216	Methods of administering/dosing anti-RSV antibodies for prophylaxis and treatment	11/28/2020
Strep	5,928,900	Pad1 protein	7/27/2016
	5,981,229	DNA encoding Exp1 and PlpA proteins	11/9/2016
	5,834,278	DNA encoding pneumococcal MsrA	5/1/2016
	6,245,335	Streptococcal choline binding proteins	5/1/2017
	5,736,367	Vectors and Prokaryotes which Autocatalytically Delete Resistance	4/7/2018
	5,798,243	Bacterial Peptide Methionine Sulfoxide Reductase an Adhesion Associated Protein, and Antibiotic Therapies	5/1/2016
	6,420,135	Streptococcus pneumoniae polynucleotides and sequences	10/03/17
	6,503,511	Derivatives of Choline Binding Proteins for Vaccines	4/6/2019
	6,582,706	Streptococcus Pneumoniae Protein and Immunogenic Fragments for Vaccine	12/21/2019
	6,689,369	Immunogenic pneumococcal protein and vaccine compositions thereof	1/17/2022	(a)
	6,784,164	Choline binding proteins for anti-pneumococcal vaccines	5/1/2017
	6,833,356	Pneumococcal protein homologs and fragments for vaccines	3/10/2021	(a)
IL-9	5,157,112	Antibodies which specifically bind mammalian T cell growth factor P40	10/20/2009
	6,037,149	DNA and RNA molecules that encode Met-IL-9 and their use for recombinant production	8/23/2016
	5,580,753	DNA molecules encoding IL-9 and their use for recombinant production	12/3/2013
	5,734,037	Nucleic acid molecules that hybridize to DNA encoding IL-9	5/23/2009
	5,414,071	Human IL-9 protein	5/9/2012
	5,164,317	Method for enhancing proliferation of mast cells using IL-9	3/23/2010
	5,132,109	Method for enhancing IgG production using IL-9 and IL-4	10/5/2010
	5,246,701	Method to inhibit IgE production using anti-IL-9 antibodies or other IL-9 inhibitors	10/5/2010
	5,962,269	Processes and hybridomas for producing anti-IL-9 receptor antibodies	10/5/2016
	6,261,559	Treating asthmatic symptoms using anti-IL-9 antibodies	8/23/2016
	5,789,237	Nucleic acid molecules that hybridize to DNAs encoding human and murine IL-9 receptors	8/4/2015

	5,750,377	Methods for production of mammalian T cell growth factor P40	5/12/2015
	5,116,951	IL-9 receptor protein	9/19/2010
	5,587,302	Nucleic acid molecules encoding mammalian T cell growth factor P40	12/24/2013
	5,208,218	Mammalian T cell growth factor P40 protein	5/4/2010
	5,180,678	Methods of detecting IL-9	9/19/2010
	6,602,850	Method of treating asthma using soluble IL-9 receptor variants	8/23/2016
	6,645,492	Asthma associated factors as targets for treating atopic allergies including asthma and related disorders	8/23/2016
Ethyol	5,292,497	Improving toxicity profiles in chemotherapy	3/29/2011
	5,424,471	Process for preparing crystalline forms	7/13/2012
	5,591,731	Dosage forms of crystalline amifostine	7/31/2012
	5,824,664	Agents and methods for inhibiting HIV viral and protein expression using compounds that belong to a family which contains amifostine	10/20/2015
	5,846,958	Methods of stimulating hematopoietic progenitor cells using a compound that belong to a family which contains amifostine	12/8/2015
	5,906,984	Methods of stimulating hematopoietic progenitor cells using specific compounds, which include amifostine	2/17/2015
5,994,409

Methods of treating toxicities associated with chemotherapy, a method of treating a nephrodisorder, and a method of treating xerostomia, all of which use a compound that belongs to a family which contains amifostine

12/9/2017
	6,051,563	Subcutaneous administration, method of protecting against toxicities associated with ionizing radiation	2/12/2017
6,127,351

Methods of treating or protecting against toxicities associated with chemotherapy using a specific dosing regime, a method of stimulating bone marrow growth, and a method of treating myelodysplastic syndrome, all of which use a compound that belongs to a family which contains amifostine

2/12/2017
6,218,377

Methods of treating or protecting against toxicities associated with specific chemotherapy agents, and a method of protecting normal tissue in cancer patients, both of which use a compound that belongs to a family which contains amifostine

2/12/2017
	6,239,119	Methods of treating damaged or infected mucosal tissue using a compounds that belongs to a family which contains amifostine	4/26/2019
	6,384,259	Stable Amorphous Amifostine Composition and Methods for the Preparation and Use of the Same	11/16/2018

	6,407,278	Stable Amorphous Amifostine Composition and Methods for the Preparation and Use of the Same	11/16/2018
	6,489,312	Novel Pharmaceutical Formulations Comprising Aminoalkyl Phosphorothioates	6/15/2019
	6,586,476	Methods for Treatment of Neuro and Nephro Disorders and Therapeutic Toxicities Using Aminothiol Compounds	12/09/2017
	6,573,253	Methods of the Administration of Amifostine and Related Compounds	2/12/2017
	6,753,323	Topical administration of Amifostine and Related Compounds	9/27/2019	(a)
NeuTrexin	5,716,960	Cystalline glucuronate hydrate salt	2/10/2015
	4,853,221	Method for treating non-small cell lung cancer, head and neck cancers and breast cancer	8/1/2006
	6,017,921	Crystalline glucuronate salt	1/13/2015
	6,017,922	Thermally stable crystalline non-salts	5/18/2018
	6,258,821	Trimetrexate ascorbate and compositions comprising trimetrexate and ascorbic acid	4/26/2019
	6,258,952	Methods of producing monohydrate	5/18/2018
	4,694,007	Use of Trimetrexate as Antiparasitic Agent	9/15/2006
	4,677,219	Substituted Benzonitriles	7/17/2006
	5,160,727	Tumor Cell Sensitization Method	3/21/2010
	6,576,635	Novel Compositions Comprising Trimetrexate	10/26/2019
PALA	5,491,135	Methods of treating a viral infections (e.g., hepatitis B and C and secondary to HIV 1)	2/13/2013
Platinum	4,895,935	Platinum Pharmaceuticals	1/23/2007
	4,895,936	Platinum Pharmaceuticals	1/23/2007
	4,957,481	Photodynamic therapeutic technique	9/18/2007
CMV	6,291,236	Human CMV sequences and attenuated viruses	3/31/2015
	5,925,751	Human CMV sequences and attenuated viruses	3/31/2015
	5,721,354	Human CMV sequences and attenuated viruses	3/31/2015
	6,040,170	Human CMV sequences and attenuated viruses	3/31/2015
	6,635,477	Human CMV sequences and attenuated viruses	3/31/2015
EBV	6,054,130	Non-splicing variants of EBV gp350 protein and gene	4/18/2014
	5,824,508	Non-splicing variants of EBV gp350 protein and gene	4/18/2014

	6,458,364	Non-Splicing Variants of GP350/220	4/18/2014
	6,692,749	Non-Splicing Variants of GP350/220	4/18/2014
Influenza	5,690,937	Temperature sensitive mutants of influenza	6/5/2015
	6,090,391	Recombinant tryptophan mutants of influenza PB2 gene	2/23/2016
	6,322,967	Recombinant tryptophan mutants of influenza PB2 gene	2/23/2016
	6,528,064	Recombinant tryptophan mutants of influenza	2/23/2016
	6,843,996	Recombinant Temperature sensitive mutants of influenza	6/5/15
HSV	4,769,331	Recombinant herpes simplex cloning methods and materials	9/6/2005
	4,859,587	Recombinant herpes simplex vectors and vaccines	8/22/2006
	5,288,641	Herpes simplex as a vector	2/22/2011
	5,328,688	Recombinant herpes simplex with 34.5 gene knockout	6/12/2011
	5,599,691	Herpes simplex as a vector	2/4/2014
	5,641,651	Synthetic HSV promoters and uses	6/24/2014
	5,714,153	Recombinant herpes simplex vaccines and vectors	12/23/2012
	5,922,328	Gamma 34.5 mutants of herpes simplex viruses	9/11/2016
	6,071,692	Herpes simplex as a gene expression vector and vaccine	6/4/2004
	6,120,773	Gamma 34.5 gene modification of herpes simplex viruses	9/19/2017
Negative Stranded RNA Viruses	5,166,057	Recombinant negative strand RNA viruses	11/24/2009
	5,578,473	Recombinant negative strand RNA viruses	11/24/2009
	5,786,199	Recombinant negative strand RNA viruses and vaccines	7/28/2015
	5,820,871	Recombinant negative strand RNA viruses – bicistronic	10/13/2015
	5,840,520	Recombinant negative strand RNA virus expression systems	8/28/2009
	5,854,037	Recombinant negative strand RNA viruses	12/29/2015
	6,001,634	Recombinant negative strand RNA viruses	8/28/2009
	6,022,726	Attenuated negative strand RNA viruses and methods	2/8/2017
	6,316,243	Recombinant attenuated double strand RNA viruses	11/13/2018
	6,764,685	Recombinant parainfluenza virus expression systems and vaccines	3/21/2020
	6,811,784	Recombinant parainfluenza virus expression systems and vaccines	3/21/2021

VZV	6,087,170	VZV gene and mutant VZV viruses	4/28/2014
	6,713,296	VZV gene, mutant VZV and immunogenic compositions	4/28/2014
HMGB1	6,468,533	Antagonists of HMG1 for treating inflammatory conditions	2/11/2019
	6,448,223	Antagonists of HMG1 for treating inflammatory conditions	2/11/2019
	6,303,321	Antagonists of HMG1 for treating inflammatory conditions	2/11/2019
IFNα IFNR1	5,889,151	Purified human alpha interferon receptor	3/30/2016
	5,886,153	Antibodies directed against the alpha interferon receptor	6/6/2016
	5,731,169	cDNA fragment coding the alpha interferon receptor gene and process for the preparation of a corresponding protein	6/6/2015
	5,861,258	Use of the alpha interferon receptor and cells which express the receptor, for identification of alpha interferon agonists	6/6/2016
	5,919,453	Monoclonal antibodies against the interferon receptor, with neutralizing activity against type I interferon	12/5/2016
	6,787,634	Isolated peptide or polypeptide of the extracellular portion of the human interferon receptor (IFN-R)	12/6/2014
	6,475,983	Water-soluble polypeptides having a high affinity for alpha and beta interferons	11/5/2019

(a) Calculation of expiration date includes patent term adjustment